NEWS RELEASE

FOR IMMEDIATE RELEASE
Concentra Announces Fourth Quarter and Full Year 2024 Results and Closing of Nova Medical Centers Acquisition

ADDISON, TEXAS — March 3, 2025 — Concentra Group Holdings Parent, Inc. (“Concentra,” the “Company,” “we,” “us,” or “our”) (NYSE: CON), the nation’s largest provider of occupational health services, today announced results for its fourth quarter and full year ended December 31, 2024. Additionally, the Company announced the closing of the transaction to acquire U.S. Occmed Holdings, LLC (“Nova Medical Centers” or “Nova”), an occupational health services company with 67 medical centers based in Houston, Texas.

“Concentra had a successful 2024 — a year marked by change with our IPO and separation from Select Medical. We made significant progress on key strategic initiatives and maintained our emphasis on the delivery of high-quality patient care. Our ability to execute on our objectives and the tireless efforts of our colleagues contributed to our favorable 2024 financial outcomes. I am confident in our ability to continue to deliver strong results in 2025,” said Keith Newton, Chief Executive Officer of Concentra.

Matt DiCanio, Concentra’s President & Chief Financial Officer added, “The impact of our expanded footprint in new and existing geographies during 2024 meant it was easier than ever for our clients to do business with us — and patients benefited as demonstrated in high patient satisfaction scores. With a sustained focus on our development pipeline including the integration of recently acquired Nova Medical Centers, we are well positioned for continued growth in 2025.”
Fourth Quarter 2024 Highlights
For the fourth quarter ended December 31, 2024 and 2023:
•Revenue of $465.0 million, an increase of 5.5% from $440.7 million in Q4 2023
•Net Income of $22.8 million, and earnings per share of $0.17 in Q4 2024
•Adjusted EBITDA of $77.5 million, an increase of 13.6% from $68.3 million in Q4 2023
•Cash balance at year end of $183.3 million and net leverage of 3.46x
•Patient Visits of 2,994,988, or 46,797 Visits per Day, a decrease in Visits per Day of 2.1% from Q4 2023
•Revenue per Visit of $145.08, an increase of 5.8% from $137.15 in Q4 2023
•Total occupational health centers of 552, compared to 544 at the end of Q4 2023
•Total onsite health clinics of 157, compared to 150 at the end of Q4 2023
Fourth Quarter 2024 Financial Overview
For the fourth quarter ended December 31, 2024, revenue increased 5.5% to $465.0 million, compared to $440.7 million for the same quarter, prior year. Income from operations increased 19.8% to $59.1 million for the fourth quarter ended December 31, 2024, compared to $49.3 million for the same quarter, prior year. Net income was $22.8 million and earnings per common share was $0.17 for the fourth quarter ended December 31, 2024. Adjusted EBITDA increased 13.6% to $77.5 million for the fourth quarter ended December 31, 2024, compared to $68.3 million for the same quarter, prior year. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table X of this release.

Year to Date December 31, 2024 Financial Overview
For the year ended December 31, 2024, revenue increased 3.4% to $1,900.2 million, compared to $1,838.1 million for the same period, prior year. Income from operations increased 6.0% to $304.8 million for the year ended December 31, 2024, compared to $287.6 million for the same period, prior year. Net income was $171.9 million and earnings per common share was $1.46 for the year ended December 31, 2024. Adjusted EBITDA increased 4.3% to $376.9 million for the year ended December 31, 2024, compared to $361.3 million for the same period, prior year. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table X of this release.
Balance Sheet
As of December 31, 2024, our balance sheet reflected cash of $183.3 million, total debt of $1,479.0 million and total assets of $2,521.2 million.
Cash Flow
Cash flows provided by operating activities in the fourth quarter ended December 31, 2024 totaled $93.7 million compared to $76.2 million for the same quarter, prior year. During the fourth quarter ended December 31, 2024, capital expenditures totaled $16.7 million, excluding acquisitions.
Nova Acquisition Closing
Effective March 1, 2025, the Company acquired Nova Medical Centers for a purchase price of $265 million, subject to adjustment in accordance with the terms and conditions set forth in the equity purchase agreement.

Concentra is just beginning the process of integrating Nova Medical Centers into its portfolio of medical centers, with the acquisition helping to strengthen the delivery of quality care and exceptional service through greater access, while also resulting in accelerated innovation and enhanced outcomes for patients, customers and employers. With the addition of Nova Medical Centers, we have over 80 years of combined history supporting and providing occupational health services and have expanded to more than 770 occupational health centers and onsite health clinics at employer worksites located across the country.

The transaction was financed using a combination $102.1 million of new debt financing under the Credit Agreement, $50.0 million of available borrowing capacity under our existing Revolving Credit Facility, and the remaining with cash on hand.

Debt Financing

As part of the funding of the Nova transaction, Concentra has concurrently re-priced its Credit Facilities. Inclusive of the $102.1 million add-on, the Term Loan B due 2031 now has a balance of $950.0 million. The Term Loan interest rate has been reduced from Term SOFR plus 2.25% down to Term SOFR plus 2.00%, subject to a leverage-based pricing grid including a 25-basis point step down at a net leverage ratio of ≤3.25x. And in conjunction with the $50.0 million draw on the revolver to partially fund the Nova transaction, the Revolving Credit Facility has been increased from $400.0 million to $450.0 million. The interest rate for the Revolving Credit Facility has been reduced from Term SOFR plus 2.50% to Term SOFR plus 2.00%, subject to a leverage-based pricing grid.

Giving effect to the Nova acquisition and debt-refinancing, Concentra’s pro forma net leverage ratio post-transaction is 3.9x, which is in compliance with the financial covenant under the credit agreement. The Company is targeting a net leverage ratio of approximately 3.0x within 18-24 months.

2025 Business Outlook
Concentra’s strong business performance in 2024 positions the Company well for continued growth as reflected in its 2025 financial guidance. For 2025, giving effect to the acquisition of Nova Medical Centers, Concentra expects to deliver the following results:

•Revenue of approximately $2.1 billion
•Adjusted EBITDA in the range of $410 million to $425 million
•Capital expenditures in the range of $80 million to $90 million
•Net leverage ratio of approximately 3.5x

A reconciliation of full year 2025 Adjusted EBITDA expectations to net income is presented in table XI of this release.
Dividend
On February 28, 2025, the Board of Directors declared a cash dividend of $0.0625 per share. The dividend will be payable April 1, 2025, to stockholders of record as of the close of business on March 18, 2025.
There is no assurance that future dividends will be declared. The declaration and payment of dividends in the future are at the discretion of the Board of Directors after taking into account various factors, including, but not limited to, the Company’s financial condition, operating results, available cash and current and anticipated cash needs, the terms of indebtedness, and other factors the Board of Directors may deem to be relevant.
Company Overview
Concentra is the largest provider of occupational health services in the United States by number of locations, with the mission of improving the health of America’s workforce, one patient at a time. Our approximately 11,000 colleagues and affiliated physicians and clinicians support the delivery of an extensive suite of services, including occupational and consumer health services and other direct-to-employer care. We support the care of approximately 50,000 patients each day on average across 45 states at our 552 occupational health centers, 157 onsite health clinics at employer worksites, and Concentra Telemed as of December 31, 2024.
Conference Call
Concentra will host a conference call regarding its fourth quarter results and its business outlook on Tuesday, March 4, 2025, at 9:00 am ET. The conference call will be a live webcast and can be accessed at Concentra Group Holdings Parent, Inc.’s website at www.concentra.com and a replay of the webcast will be available shortly after the call through the same link.
For listeners wishing to dial-in via telephone, or participate in the question and answer session, you may pre-register for the call at Concentra Earnings Call Registration to obtain your dial-in number and unique passcode.

* * * * *
Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), including statements related to Concentra’s 2025 and long-term business outlook. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:
•The frequency of work-related injuries and illnesses;
•The adverse changes to our relationships with employer customers, third-party payors, workers’ compensation provider networks or employer services networks;
•Changes to regulations, new interpretations of existing regulations, or violations of regulations;
•Cost containment initiatives or state fee schedule changes undertaken by state workers’ compensation boards or commissions and other third-party payors;
•Our ability to realize reimbursement increases at rates sufficient to keep pace with the inflation of our costs;
•Labor shortages, increased employee turnover or costs, and union activity could significantly increase our operating costs;
•Our ability to compete effectively with other occupational health centers, onsite health clinics at employer worksites, and healthcare providers;
•A security breach of our, or our third-party vendors’, information technology systems which may cause a violation of HIPAA and subject us to potential legal and reputational harm;
•Negative publicity which can result in increased governmental and regulatory scrutiny and possibly adverse regulatory changes;
•Significant legal actions could subject us to substantial uninsured liabilities;
•Litigation and other legal and regulatory proceedings in the course of our business that could adversely affect our business and financial statements;
•Insurance coverage may not be sufficient to cover losses we may incur;
•Acquisitions may use significant resources, may be unsuccessful, and could expose us to unforeseen liabilities;
•Our exposure to additional risk due to our reliance on third parties in many aspects of our business;
•Compliance with applicable laws regarding the corporate practice of medicine and therapy and fee-splitting;
•Our facilities are subject to extensive federal and state laws and regulations relating to the privacy of individually identifiable information;
•Compliance with applicable data interoperability and information blocking rule;
•Facility licensure requirements in some states are costly and time-consuming, limiting or delaying our operations;
•Our ability to adequately protect and enforce our intellectual property and other proprietary rights;
•Adverse economic conditions in the U.S. or globally;
•Any negative impact on the global economy and capital markets resulting from other geopolitical tensions;
•The impact of impairment of our goodwill and other intangible assets;
•Our ability to maintain satisfactory credit ratings;

•The effects of the Separation on our business;
•Our ability to achieve the expected benefits of and successfully execute the Separation and related transactions;
•Restrictions on our business, potential tax and indemnification liabilities and substantial charges in connection with the Separation and related transactions;
•The negative impact of public threats such as a global pandemic or widespread outbreak of an infectious disease similar to the COVID-19 pandemic;
•The loss of key members of our management team;
•Our ability to attract and retain talented, highly skilled employees and a diverse workforce, and on the succession of our senior management;
•Climate change, or legal, regulatory or market measures to address climate change;
•Increasing scrutiny and rapidly evolving expectations from stakeholders regarding ESG matters; and
•Changes in tax laws or exposures to additional tax liabilities.
Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.
Investor inquiries:

Bill Chapman
Vice President, Strategy & Investor Relations
972-725-6488
ir@concentra.com
SOURCE: Concentra Group Holdings Parent, Inc.

I. Consolidated Statements of Operations
For the Fourth Quarters Ended December 31, 2024 and 2023
(In thousands, except per share amounts, unaudited)

	Quarter Ended December 31,
	2024	2023	% Change
Revenue	$465,041	$440,740	5.5%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	344,851	330,923	4.2
General and administrative, exclusive of depreciation and amortization(1)	45,493	42,101	8.1
Depreciation and amortization	15,610	18,499	(15.6)
Total costs and expenses	405,954	391,523	3.7
Other operating income	—	99	N/M
Income from operations	59,087	49,316	19.8
Other income and expense:
Interest expense on related party debt	—	(10,422)	N/M
Interest expense	(26,439)	(113)	N/M
Other expense	—	(2)	N/M
Income before income taxes	32,648	38,779	(15.8)
Income tax expense	9,848	9,923	(0.8)
Net income	22,800	28,856	(21.0)
Less: net income attributable to non-controlling interests	1,288	1,021	26.2
Net income attributable to the Company	$21,512	$27,835	(22.7)%
Basic and diluted earnings per common share(2)	$0.17	$0.27
_____________________________________
(1)    Includes the transaction services agreement fee of $3.7 million for the fourth quarter ended December 31, 2024 and the shared service fee from related party of $3.6 million for the fourth quarter ended December 31, 2023.
(2)    Refer to table III for calculation of earnings per common share.
N/M    Not meaningful

II. Consolidated Statements of Operations
For the Years Ended December 31, 2024 and 2023
(In thousands, except per share amounts, unaudited)

	Year Ended December 31,
	2024	2023	% Change
Revenue	$1,900,192	$1,838,081	3.4%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	1,372,217	1,325,649	3.5
General and administrative, exclusive of depreciation and amortization(1)	156,318	151,999	2.8
Depreciation and amortization	67,178	73,051	(8.0)
Total costs and expenses	1,595,713	1,550,699	2.9
Other operating income	284	250	13.6
Income from operations	304,763	287,632	6.0
Other income and expense:
Equity in losses of unconsolidated subsidiaries	(3,676)	(526)	598.9
Interest expense on related party debt	(21,980)	(44,253)	N/M
Interest expense	(47,714)	(221)	N/M
Other expense	—	(2)	N/M
Income before income taxes	231,393	242,630	(4.6)
Income tax expense	59,496	57,887	2.8
Net income	171,897	184,743	(7.0)
Less: net income attributable to non-controlling interests	5,354	4,796	11.6
Net income attributable to the Company	$166,543	$179,947	(7.4)%
Basic and diluted earnings per common share(2)	$1.46	$1.73
_____________________________________
(1)    Includes the shared service fee from related party and the transaction services agreement fee of $15.2 million and $14.6 million for the years ended December 31, 2024 and 2023, respectively.
(2)    Refer to table III for calculation of earnings per common share.
N/M    Not meaningful

III. Earnings per Share
For the Fourth Quarters and Years Ended December 31, 2024 and 2023
(In thousands, except per share amounts, unaudited)
At December 31, 2024, the Company’s capital structure consists of common stock and unvested restricted stock. To calculate earnings per share (“EPS”) for the quarter and year ended December 31, 2024, the Company applied the two-class method because its unvested restricted shares were participating securities.
At December 31, 2023, the Company’s capital structure included Class A, B, and C units outstanding. To calculate EPS for the quarter and year ended December 31, 2023, the Company applied the two-class method because its unvested restricted interests and outstanding options were participating securities.
The following table sets forth the net income attributable to the Company, its shares/units outstanding, and its participating shares/units outstanding:

	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(in thousands)
Net income	$22,800	$28,856	$171,897	$184,743
Less: net income attributable to non-controlling interests	1,288	1,021	5,354	4,796
Net income attributable to the Company	21,512	27,835	166,543	179,947
Less: distributed and undistributed income attributable to participating securities	98	—	211	316
Distributed and undistributed income attributable to common shares	$21,414	$27,835	$166,332	$179,631
The following tables set forth the computation of EPS under the two-class method for the quarters and years ended December 31, 2024 and 2023:

	Quarter Ended December 31, 2024			Year Ended December 31, 2024
	Net Income Allocation	Shares(1)	Basic and Diluted EPS	Net Income Allocation	Shares(1)	Basic and Diluted EPS
	(in thousands, except for per share amounts)
Common shares	$21,414	127,064	$0.17	$166,332	114,058	$1.46
Participating securities	98	579	$0.17	211	145	$1.46
Total Company	$21,512			$166,543

	Quarter Ended December 31, 2023			Year Ended December 31, 2023
	Net Income Allocation	Shares (1)(2)	Basic and Diluted EPS	Net Income Allocation	Shares (1)(2)	Basic and Diluted EPS
	(in thousands, except for per share amounts)
Outstanding Class A, Class B, and Class C shares	$27,835	104,094	$0.27	$179,631	104,008	$1.73
Participating securities	—	—	$—	316	183	$1.73
Total Company	$27,835			$179,947
_____________________________________
(1)    Represents the weighted average shares/units outstanding during the period.
(2)    The recapitalization of the members units into common shares has been treated as such for earnings per share purposes and has been reflected retrospectively for all periods, along with the one-for-4.295 reverse stock split.

IV. Consolidated Balance Sheets
(In thousands, unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash	$183,255	$31,374
Accounts receivable	217,719	216,194
Prepaid income taxes	1,544	7,979
Other current assets	34,689	38,871
Total current assets	437,207	294,418
Operating lease right-of-use assets	435,595	397,852
Property and equipment, net	197,930	178,370
Goodwill	1,234,707	1,229,745
Other identifiable intangible assets, net	204,725	224,769
Other assets	11,000	8,406
Total assets	$2,521,164	$2,333,560
LIABILITIES AND EQUITY
Current liabilities:
Current operating lease liabilities	$75,442	$72,946
Current portion of long-term debt and notes payable	10,093	1,455
Accounts payable	19,752	20,413
Accrued and other liabilities	201,899	179,820
Total current liabilities	307,186	274,634
Non-current operating lease liabilities	396,914	357,310
Long-term debt, net of current portion	1,468,917	3,291
Long-term debt with related party	—	470,000
Non-current deferred tax liability	25,380	23,364
Other non-current liabilities	24,043	27,522
Total liabilities	2,222,440	1,156,121
Redeemable non-controlling interests	18,013	16,477
Stockholders’/members’ equity:
Members’ contributed capital	—	470,303
Common stock, $0.01 par value, 700,000,000 shares authorized, 128,125,952 shares issued and outstanding at December 31, 2024	1,281	—
Capital in excess of par	260,837	—
Retained earnings	13,553	685,293
Total stockholders’ equity (members’ equity at December 31, 2023)	275,671	1,155,596
Non-controlling interests	5,040	5,366
Total equity	280,711	1,160,962
Total liabilities and equity	$2,521,164	$2,333,560

V. Consolidated Statements of Cash Flows
For the Fourth Quarters Ended December 31, 2024 and 2023
(In thousands, unaudited)

	Quarter Ended December 31,
	2024	2023
Operating activities
Net income	$22,800	$28,856
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,610	18,499
(Gain) loss on sale of assets	(1)	1
Stock compensation expense	1,827	473
Amortization of debt discount and issuance costs	958	—
Deferred income taxes	(1,237)	293
Other	2	51
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	14,481	25,390
Other current assets	(8,294)	(12,207)
Other assets	(176)	302
Accounts payable and accrued liabilities	47,744	14,520
Net cash provided by operating activities	93,714	76,178
Investing activities
Business combinations, net of cash acquired	—	(4,558)
Purchases of property and equipment	(16,688)	(23,638)
Proceeds from sale of assets	2	13
Net cash used in investing activities	(16,686)	(28,183)
Financing activities
Payments on related party revolving promissory note	—	(40,000)
Payments on term loans	(2,125)	—
Principal payments on other debt	(2,293)	(1,383)
Dividends paid to common stockholders	(7,959)	—
Repurchase of common stock	(15,403)	—
Distributions to and purchases of non-controlling interests	(1,687)	(1,608)
(Distributions to) contributions from Select	(1,128)	2,690
Net cash used in financing activities	(30,595)	(40,301)
Net increase in cash	46,433	7,694
Cash at beginning of period	136,822	23,680
Cash at end of period	$183,255	$31,374
Supplemental information
Cash paid for interest	$15,429	$10,360
Cash paid for taxes	$6,426	$10,563
Non-cash investing and financing activities:
Liabilities for purchases of property and equipment	$1,583	$—

VI. Consolidated Statements of Cash Flows
For the Years Ended December 31, 2024 and 2023
(In thousands, unaudited)

	Year Ended December 31,
	2024	2023
Operating activities
Net income	$171,897	$184,743
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,178	73,051
Equity in losses of unconsolidated subsidiaries	3,676	526
Loss on sale of assets	40	4
Stock compensation expense	2,327	651
Amortization of debt discount and issuance costs	1,708	—
Deferred income taxes	(2,396)	(6,286)
Other	72	327
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(1,598)	(10,262)
Other current assets	4,206	(20,743)
Other assets	2,973	2,738
Accounts payable and accrued liabilities	24,594	9,567
Net cash provided by operating activities	274,677	234,316
Investing activities
Business combinations, net of cash acquired	(6,965)	(6,004)
Acquired customer relationships	—	(4,382)
Purchases of property and equipment	(64,327)	(64,958)
Proceeds from sale of assets	27	36
Net cash used in investing activities	(71,265)	(75,308)

	Year Ended December 31,
	2024	2023
Financing activities
Borrowings from related party revolving promissory note	10,000	—
Payments on related party revolving promissory note	(480,000)	(160,000)
Proceeds from term loans, net of issuance costs	836,697	—
Payments on term loans	(2,125)	—
Proceeds from 6.875% senior notes, net of issuance costs	637,337	—
Borrowings of other debt	8,222	5,471
Principal payments on other debt	(10,181)	(7,165)
Exercise of stock options	—	3,340
Repurchase of common shares	—	(5,322)
Dividends paid to common stockholders	(7,959)	—
Repurchase of common stock	(15,403)	—
Distributions to and purchases of non-controlling interests	(5,913)	(6,130)
Proceeds from Initial Public Offering	511,198	—
Dividend to Select	(1,535,683)	—
Contributions from (distributions to) Select	2,279	4,515
Net cash used in financing activities	(51,531)	(165,291)
Net increase (decrease) in cash	151,881	(6,283)
Cash at beginning of period	31,374	37,657
Cash at end of period	$183,255	$31,374
Supplemental information
Cash paid for interest	$49,650	$44,348
Cash paid for taxes	$55,763	$60,607
Non-cash investing and financing activities:
Liabilities for purchases of property and equipment	$5,241	$5,136

VII. Key Statistics
For the Fourth Quarters Ended December 31, 2024 and 2023
(unaudited)

	Quarter Ended December 31,
	2024	2023
Facility Count
Number of occupational health centers—start of period	549	539
Number of occupational health centers acquired	—	3
Number of occupational health centers de novos	3	3
Number of occupational health centers closed/sold	—	(1)
Number of occupational health centers—end of period	552	544
Number of onsite health clinics operated—end of period	157	150

The following table sets forth operating statistics for our occupation health centers operating segment for the periods presented:
	Quarter Ended December 31,
	2024	2023	% Change
Number of patient visits
Workers’ compensation	1,429,344	1,391,325	2.7%
Employer services	1,506,163	1,557,969	(3.3)%
Consumer health	59,481	61,457	(3.2)%
Total	2,994,988	3,010,751	(0.5)%

Visits per day volume
Workers’ compensation	22,334	22,085	1.1%
Employer services	23,534	24,730	(4.8)%
Consumer health	929	976	(4.8)%
Total(1)	46,797	47,790	(2.1)%

Revenue per visit(2)
Workers’ compensation	$202.28	$193.69	4.4%
Employer services	91.09	86.92	4.8%
Consumer health	137.72	130.90	5.2%
Total	$145.08	$137.15	5.8%

Business Days(3)	64	63
_____________________________________
(1)    Does not total due to rounding.
(2)    Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated as total patient revenue divided by total patient visits. Revenue per visit as reported includes only the revenue and patient visits in our occupational health centers segment and does not include our onsite health clinics or other businesses segments.
(3)    Represents the number of days in which normal business operations were conducted during the periods presented.

VIII. Key Statistics
For the Years Ended December 31, 2024 and 2023
(unaudited)

	Year Ended December 31,
	2024	2023
Facility Counts
Number of occupational health centers—start of period	544	540
Number of occupational health centers acquired	3	4
Number of occupational health centers de novos	6	3
Number of occupational health centers closed/sold	(1)	(3)
Number of occupational health centers—end of period	552	544
Number of onsite health clinics operated—end of period	157	150

The following table sets forth operating statistics for our occupation health centers operating segment for the periods presented:
	Year Ended December 31,
	2024	2023	% Change
Number of patient visits
Workers’ compensation	5,794,168	5,668,042	2.2%
Employer services	6,596,573	6,874,693	(4.0)%
Consumer health	232,762	234,897	(0.9)%
Total	12,623,503	12,777,632	(1.2)%

Visits per day volume
Workers’ compensation	22,633	22,315	1.4%
Employer services	25,768	27,066	(4.8)%
Consumer health	909	925	(1.7)%
Total(1)	49,311	50,306	(2.0)%

Revenue per visit(2)
Workers’ compensation	$199.53	$194.48	2.6%
Employer services	90.36	86.44	4.5%
Consumer health	135.41	132.80	2.0%
Total	$141.30	$135.22	4.5%

Business Days(3)	256	254
_____________________________________
(1)    Does not total due to rounding.
(2)    Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated as total patient revenue divided by total patient visits. Revenue per visit as reported includes only the revenue and patient visits in our occupational health centers segment and does not include our onsite health clinics or other businesses segments.
(3)    Represents the number of days in which normal business operations were conducted during the periods presented.

IX. Disaggregated Revenue
For the Fourth Quarters and Years Ended December 31, 2024 and 2023
(In thousands, unaudited)
The following table disaggregates the Company’s revenue for the quarters and years ended December 31, 2024 and 2023:

	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(in thousands)
Occupational health centers:
Workers' compensation	$289,130	$269,480	$1,156,082	$1,102,313
Employer services	137,203	135,413	596,052	594,223
Consumer health	8,192	8,044	31,519	31,194
Other occupational health center revenue	2,507	1,746	8,752	8,284
Total occupational health center revenue	437,032	414,683	1,792,405	1,736,014
Onsite health clinics	17,092	15,926	64,081	60,181
Other	10,917	10,131	43,706	41,886
Total revenue	$465,041	$440,740	$1,900,192	$1,838,081

X. Net Income to Adjusted EBITDA Reconciliation
For the Fourth Quarters and Years Ended December 31, 2024 and 2023
(In thousands, unaudited)
We believe that the presentation of Adjusted EBITDA and Adjusted EBITDA margin, as defined herein, are important to investors because Adjusted EBITDA and Adjusted EBITDA margin are commonly used as an analytical indicator of performance by investors within the healthcare industry. Adjusted EBITDA and Adjusted EBITDA margin are used by management to evaluate financial performance of, and determine resource allocation for, each of our operating segments. However, Adjusted EBITDA and Adjusted EBITDA margin are not measures of financial performance under U.S. GAAP. Items excluded from Adjusted EBITDA and Adjusted EBITDA margin are significant components in understanding and assessing financial performance. Adjusted EBITDA and Adjusted EBITDA margin should not be considered in isolation, or as an alternative to, or substitute for, net income, net income margin, income from operations, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA and Adjusted EBITDA margin are not measurements determined in accordance with U.S. GAAP and are thus susceptible to varying definitions, Adjusted EBITDA and Adjusted EBITDA margin as presented may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as earnings excluding interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, separation transaction costs, acquisition costs, gain (loss) on sale of businesses, and equity in earnings (losses) of unconsolidated subsidiaries. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

The following table reconciles net income to Adjusted EBITDA and net income margin to Adjusted EBITDA margin and should be referenced when we discuss Adjusted EBITDA, and Adjusted EBITDA margin.

	Quarter Ended December 31,
	2024		2023
($ in thousands)	Amount	% of Revenue	Amount	% of Revenue
Reconciliation of Adjusted EBITDA:
Net income	$22,800	4.9%	$28,856	6.5%
Add (Subtract):
Income tax expense	9,848	2.1	9,923	2.3
Interest expense	26,439	5.7	113	—
Interest expense on related party debt	—	—	10,422	2.4
Other expense	—	—	2	—
Stock compensation expense	1,827	0.4	473	0.1
Depreciation and amortization	15,610	3.4	18,499	4.2
Separation transaction costs(1)	124	—	—	—
Nova acquisition costs	895	0.2	—	—
Adjusted EBITDA	$77,543	16.7%	$68,288	15.5%
Net income margin	4.9%		6.5%
Adjusted EBITDA margin	16.7%		15.5%

	Year Ended December 31,
	2024		2023
($ in thousands)	Amount	% of Revenue	Amount	% of Revenue
Reconciliation of Adjusted EBITDA:
Net income	$171,897	9.0%	$184,743	10.1%
Add (Subtract):
Income tax expense	59,496	3.1	57,887	3.1
Interest expense	47,714	2.5	221	—
Interest expense on related party debt	21,980	1.2	44,253	2.4
Equity in losses of unconsolidated subsidiaries	3,676	0.2	526	—
Other expense	—	—	2	—
Stock compensation expense	2,327	0.1	651	0.1
Depreciation and amortization	67,178	3.6	73,051	4.0
Separation transaction costs(1)	1,693	0.1	—	—
Nova acquisition costs	895	—	—	—
Adjusted EBITDA	$376,856	19.8%	$361,334	19.7%
Net income margin	9.0%		10.1%
Adjusted EBITDA margin	19.8%		19.7%
_____________________________________
(1)    Separation transaction costs represent incremental consulting, legal, audit-related fees, and non-recurring system implementation costs incurred in connection with the Company’s separation into a new, publicly traded company and are included within general and administrative expenses on the consolidated statements of operations.

XI. 2025 Net Income to Adjusted EBITDA Reconciliation
Business Outlook for the Year Ending December 31, 2025
(In millions)

The following is a reconciliation of full year 2025 Adjusted EBITDA expectations as computed at the low and high points of the range to the closest comparable GAAP financial measure, giving effect to the acquisition of Nova Medical Centers. Refer to table I for discussion of Concentra's use of Adjusted EBITDA in evaluating financial performance and for the definition of Adjusted EBITDA. Each item presented in the below table is an estimation of full year 2025 expectations.

	Range
	Low	High
($ in millions)
Net income attributable to the Company	$ 157	$ 168
Net income attributable to non-controlling interests	6	6
Net income	$ 163	$ 174
Income tax expense	54	58
Interest expense	111	111
Stock compensation expense	10	10
Depreciation and amortization	68	68
Nova acquisition costs	4	4
Adjusted EBITDA	$ 410	$ 425